EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 21, 2004, except as to Note 23, as to which the date is June 25, 2004 and Note 2, as to which the date is April 13, 2005, in Post Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-115428) and related Prospectus of Tully’s Coffee Corporation for the registration of shares of its common stock and investment units.

/s/ Moss Adams LLP

Seattle, Washington

April 28, 2005